1998 GENERAL MEMORANDUM OF UNDERSTANDING


Whereas, the Potomac Electric Power Company (the "Company") and
Local 1900 of the International Brotherhood of Electrical Workers
(the "Union") by mutual agreement conducted early negotiations to extend the 1995 Collective Bargaining Agreement;

Whereas, the Company and the Union have agreed to a successor
Collective Bargaining Agreement (hereinafter referred to as the "1998 Agreement'), whose terms are set forth below; and

Whereas, the Company and Union have agreed that the 1998 Agreement shall be subject to ratification by the bargaining unit and shall be effective upon ratification except as provided elsewhere in the Agreement;

It is, therefore, further agreed and understood between the Company and Union that:

     I.   The 1998 Agreement shall extend the 1995 Collective
          Bargaining Agreement for one (1) year (until 6/1/99).

     II. Within thirty (30) days of ratification, each employee who is a member of the bargaining-unit on the date this 1998 Agreement is ratified shall be paid a lump-sum, ratification incentive of 2.5% (less applicable taxes) of their annual base earnings for 1997.

     III. In addition to the days set forth in Section 11.01 of the 1993 Collective Bargaining Agreement, December 24, 1998 shall be observed as a uniform and fixed holiday during the 1998 Agreement.

IN WITNESS WHEREOF, on this 8th day of January 1988, the parties have caused their appropriate and duly authorized representatives to sign this General Memorandum of Understanding, signifying thereby their agreement hereon.

For the Union                         For the Company


/S/ JAMES L. HUNTER                   /S/ A. S. MACEROLLO
James L. Hunter                       Anthony S. Macerollo,
President/Financial Secretary/        Group Vice-President
Business Manager                      Corporate Services


                                      /S/ WILLIAM J. WOLVERTON
                                      Manager, Industrial Relations
                                      & Employee Benefits